UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CADENCE BANCORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CADENCE BANCORPORATION

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT AND NOTICE OF CHANGE IN LOCATION

RELATING TO 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 7, 2020 AT 11:00 A.M. CENTRAL TIME

This Supplement to Definitive Proxy Statement and Notice of Change in Location (this “Supplement”) supplements the Definitive Proxy Statement (the “Proxy Statement”) of Cadence Bancorporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020 relating to the Annual Meeting of Stockholders of the Company to be held on Thursday, May 7, 2020 (the “Annual Meeting”). This Supplement is being filed with the SEC and is being made available to stockholders on or about April 23, 2020.

This Supplement (1) reports a change in membership of the Nominating and Corporate Governance Committee and (2) provides notice of a change in location of the Annual Meeting. Except as affected by the information in this Supplement, all information set forth in the Proxy Statement remains unchanged. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Change in Membership of the Nominating and Corporate Governance Committee

Since the Proxy Statement was finalized, filed with the SEC and made available to our stockholders, the Company has received voting recommendation reports from proxy advisory firms Institutional Shareholder Services and Glass Lewis (together, the “Proxy Advisory Firms”), each of which includes a recommendation that stockholders vote against Joseph W. Evans, the Vice Chairman of our Board of Directors (the “Board”) and one of the Class III director nominees standing for election at the Annual Meeting. The negative recommendation of each of the Proxy Advisory Firms is based on a finding that Mr. Evans is not an independent director due to his prior positions as Chief Executive Officer and Chairman of State Bank Financial Corporation (“State Bank”), which was acquired by the Company in January 2019. As a result, the Proxy Advisory Firms believe that Mr. Evans’ membership on the Nominating and Corporate Governance Committee (the “Nominating Committee”), which is to be comprised solely of independent directors, is improper.

The Board has previously considered Mr. Evans’ prior positions at State Bank in evaluating his independence and has determined that Mr. Evans satisfies the independence requirements of the New York Stock Exchange as a director and as a member of the Nominating Committee. However, in response to the concerns of the Proxy Advisory Firms and the recommendations against the election of Mr. Evans, the Board has taken action, as of April 23, 2020, to remove Mr. Evans from the Nominating Committee, effective immediately. We believe that this action adequately addresses the concerns of the Proxy Advisory Firms with respect to the membership of the Nominating Committee and Mr. Evans’ qualifications to stand for election at the Annual Meeting.

As stated in the Proxy Statement, the Board recommends that you vote FOR the election of William B. Harrison, Jr. and Joseph W. Evans as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders, as further described in Proposal No. 1 in the Proxy Statement.

If you have already voted and do not wish to change your vote, you do not need to do anything. If you have not voted, we ask that you promptly complete, sign, date and mail the proxy card previously provided to you, or use the Internet voting site listed on the proxy card, to ensure that your shares are represented and voted at the Annual Meeting. In the event that you have already voted by proxy and wish to change your vote on Proposal No. 1 or any other proposal, if you are a stockholder of record, you may revoke your proxy and change your vote by (i) entering a new vote on the Internet voting site; (ii) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy); (iii) delivering written notice of revocation to our Secretary by mail at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056; or (iv) voting by ballot at the Annual Meeting. If your shares are held in street name and you wish to change your vote, you should contact your bank, broker or other nominee regarding the process for submitting new voting instructions. Your vote is extremely important, so please act at your earliest convenience.

Change in Location of the Annual Meeting

See below the Notice of Change in Location of Annual Meeting of Stockholders to be held on May 7, 2020 at 11:00 a.m. Central Time.

NOTICE OF CHANGE IN LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

AT 11:00 A.M. CENTRAL TIME

To Our Stockholders:

In order to mitigate potential risks to the health and safety of our stockholders, employees, community and other stakeholders during the ongoing coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Cadence Bancorporation (the “Company”) has been changed. The Company will hold the Annual Meeting on Thursday, May 7, 2020, at 11:00 a.m. Central Time, in a virtual meeting format only, via live audio webcast, in order to provide a consistent and convenient experience to stockholders, regardless of location. You will not be able to attend the Annual Meeting physically in person.

The Company has determined that the virtual meeting format is appropriate this year in light of the coronavirus pandemic but, at this time, does not intend to adopt a virtual format for future annual meetings.

Attending the Virtual Meeting

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 12, 2020, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee. To register for the Annual Meeting, please follow the instructions below based on your form of ownership of our common stock:

Stockholder of Record: If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at www.cstproxy.com/cadencebank/2020, entering the 12-digit control number that you received on your proxy card or notice and clicking on the link to pre-register. You will need to log in to the virtual meeting website at www.cstproxy.com/cadencebank/2020 prior to the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of record.

Beneficial Owner of Stock Held in Street Name: If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. Central Time on Monday, May 4, 2020. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:

•	Within the U.S. and Canada: (888) 965-8995 (toll-free); passcode 70756015#

•	Outside of the U.S. and Canada: (415) 655-0243 (standard rates apply); passcode 70756015#

A replay of the Annual Meeting will be available on the virtual meeting website until August 31, 2020.

Asking Questions

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.

Technical Support

Please visit the virtual meeting website located at www.cstproxy.com/cadencebank/2020 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 7:00 a.m. Central Time on Thursday, May 7, 2020 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Stockholder List

A complete list of the stockholders of the Company as of March 12, 2020, the record date, is available and open for examination by stockholders of the Company through the Annual Meeting. In light of current stay-at-home and similar orders resulting from the ongoing coronavirus (COVID-19) pandemic, you may send a written request to the Secretary at our corporate headquarters if you desire to examine the stockholder list in advance of the Annual Meeting, and we will make arrangements to accommodate your request. If you desire to examine the stockholder list during the Annual Meeting, you may send an e-mail at that time to Danielle Kernell at danielle.kernell@cadencebank.com.

By Order of the Board of Directors,

Jerry W. Powell
Executive Vice President, General Counsel and Secretary

April 23, 2020

The Annual Meeting on May 7, 2020 at 11:00 a.m., Central Time, is available at

www.cstproxy.com/cadencebank/2020. The Company’s Proxy Statement and 2019 Annual Report are

available in the “Investor Relations” section of our website at www.cadencebancorporation.com.

Additionally, the Company’s Proxy Statement and 2019 Annual Report are available free of charge to view,

print and download at www.cstproxy.com/cadencebank/2020.